Exhibit 99.1
FOR IMMEDIATE RELEASE
Unilife Reports Fiscal 2010 Second Quarter Financial Results
Lewisberry, PA (March 23, 2010) Unilife Corporation (“Unilife” or “Company”) (NASDAQ: UNIS; ASX: UNS) today announced financial results for its fiscal 2010 second quarter and six months ended December 31, 2009.
Recent Company Highlights:
•	Successfully redomiciled to the U.S. and listed on the NASDAQ Global Market

•	Agreed to a list of therapeutic drug classes with sanofi-aventis for Unifill™ syringes

•	Started commercial manufacturing of Unitract™ 1mL safety syringes

•	Donated first shipment of Unitract™ 1mL safety syringes to the Haiti relief effort

•	Signed exclusive five-year agreement with Stason Pharmaceuticals including annual minimum orders for the Unitract™ 1mL syringe in Japan, China and Taiwan

•	Completed an equity raise of $47.1 million in November 2009
“Unilife continues to meet or exceed its key business milestones,” stated Alan Shortall, CEO of Unilife. “The redomiciliation of Unilife to the United States and our listing on the NASDAQ Global Market has been a significant achievement. This move reflects our position as a US based emerging global leader for innovative safety medical devices, and allows Unilife to attract additional world class team members that will support the continued expansion of our business activities, product lines and industrial capabilities.
“I am pleased to say that we have begun to introduce our safety syringe technology into the market, with the initial shipment of Unitract™ 1mL safety syringes into Haiti to support humanitarian relief efforts. Stason Pharmaceuticals has also signed an exclusive five-year distribution agreement with us for the sale of the Unitract™ 1mL safety syringe within Japan, Taiwan and China. In addition to supporting regulatory approval and business development activities within Asia, Stason Pharmaceuticals has committed to immediately placing an initial commercial order for one million units of the Unitract™ 1mL safety syringe. Our Unitract™ 1mL syringes will continue to be rolled out across target international markets during the next twelve months.
“Construction of our new manufacturing plant in York, Pennsylvania is progressing according to schedule with the external walls and roof of the main section of the building now in place. This 165,000sf, state of the art facility is scheduled to be completed in late 2010, so that we will be in a position to commence the supply of our Unifill™ safety syringes to pharmaceutical customers in early 2011. This timeline puts us more than a year ahead of our original schedule for the industrialization program for the Unifill™ syringe.
“In addition, we have agreed to a list of therapeutic drug classes including antithrombotic agents and vaccines within which sanofi-aventis has the exclusive right to purchase the Unifill™ syringe. We may now commence formal discussions with other pharmaceutical companies relating to the potential use of the Unifill™ syringe within a number of significant therapeutic classes that fall outside of areas retained by sanofi-aventis.” Mr. Shortall said.

Unilife Corporation	A corporation with limited liability incorporated in Delaware, USA
633 Lowther Road, Lewisberry, PA 17339 T + 1 717 938 9323 F + 717 938 9364 E info@unilife.com
W www.unilife.com

Financial Results for Three and Six Months Ended December 31, 2009 and 2008
Net revenues for the three months ended December 31, 2009 were $3.2 million, compared to $5.8 million for the same period in 2008. The Company’s net loss for the three months ended December 31, 2009 was $(5.9) million, or $(0.13) per diluted share, as compared to a net loss of $(861,000), or $(0.03) per diluted share, for the same period in 2008. Adjusted net loss for the three months ended December 31, 2009, which excludes approximately $2.7 million in share-based compensation expense, depreciation and amortization, interest expense and certain non-recurring costs associated with the redomiciliation and Nasdaq listing, was $(3.2) million, or $(0.07) per diluted share.
Net revenues for the six months ended December 31, 2009 were $6.4 million, compared to $8.1 million for the same period in 2008. The Company’s net loss for the six months ended December 31, 2009 was $(8.0) million, or $(0.19) per diluted share, as compared to a net loss of $(2.5) million, or $(0.07) per diluted share, for the same period in 2008. Adjusted net loss for the six months ended December 31, 2009, which excludes approximately $4.0 million in share-based compensation expense, depreciation and amortization and certain non-recurring costs associated with the redomicilation and Nasdaq listing, was $(4.0) million, or $(0.10) per diluted share.
As of December 31, 2009, the Company’s cash and cash equivalents were $41.4 million.
Future Company Milestones — Calendar 2010:
•	Continued global rollout of Unitract™ 1mL Syringes

•	Completion of new headquarters and production facility

•	Installation of Unifill™ assembly line (60 million units a year)

•	Completion of Unifill™ industrialization program

•	Agreements with additional pharmaceutical companies
Conference Call Information
Management has scheduled a conference call for 4:30 p.m. U.S. Eastern Daylight Time on March 23, 2010, to review the Company’s financial results, market trends, and future outlook. The conference call and accompanying slide presentation will be broadcast over the Internet as a “live” listen only Webcast. An archive of the presentation and webcast will be available for 30 days after the call. To listen, please go to: http://ir.unilife.com/events.cfm
About Unilife Corporation
Unilife Corporation is a U.S.-based medical device company focused on the design, development, manufacture and supply of a proprietary range of retractable syringes. Primary target customers for Unilife products include pharmaceutical manufacturers, suppliers of medical equipment to healthcare facilities and patients who self-administer prescription medication. These patent-protected syringes incorporate automatic, operator controlled needle retraction features which are fully-integrated within the barrel, and are designed to protect those at risk of needlestick injuries and unsafe injection practices. Unilife is ISO 13485 certified and has FDA-registered medical device manufacturing facilities in Pennsylvania.
This press release contains forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” and elsewhere in our registration statement on Form 10 and those described from time to time in other reports which we file with the Securities and Exchange Commission.
Non-GAAP Financial Measures
U.S. securities laws require that when we publish any non-GAAP financial measure, we disclose the reason for using the non-GAAP measure and provide a reconciliation to the most directly comparable GAAP measure. The presentation of adjusted net income (loss) and adjusted net income (loss) per share are non-GAAP measures. Adjusted net income (loss) represents net income (loss) calculated in accordance with U.S. GAAP as adjusted for the impact of share-based compensation expense, depreciation and amortization, interest expense and certain non-recurring costs associated with our redomiciliation and Nasdaq listing.
Management believes the presentation of adjusted net income (loss) and adjusted net income (loss) per share provides useful information because these measures enhance its own evaluation, as well as investor’s understanding, of the Company’s core operating and financial results. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation of net income (loss) to adjusted net income (loss) is included in the attached tables.
General: UNIS-G

Investor Contacts (US):		Investor Contacts (Australia)
Todd Fromer / Garth Russell	Stuart Fine	Jeff Carter
KCSA Strategic Communications	Carpe DM Inc	Unilife Corporation
P + 1 212-682-6300	P + 1 908 469 1788	P+ 61 2 8346 6500
(Tables Below)

UNILIFE CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands, except share data)
(unaudited)

	December 31, 2009	June 30, 2009
Assets
Current Assets:
Cash and cash equivalents	$41,354	$3,627
Accounts receivable	2,376	7,333
Inventories	1,398	1,097
Prepaid expenses and other current assets	538	223

Total current assets	45,666	12,280
Property, plant and equipment, net	15,936	9,137
Goodwill	11,235	10,235
Intangible assets, net	45	43
Other assets	196	517

Total assets	$73,078	$32,212

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$1,454	$1,103
Accrued expenses	908	6,097
Current portion of long-term debt	405	405
Deferred revenue	2,932	2,642

Total current liabilities	5,699	10,247
Long-term debt, less current portion	2,499	2,728
Deferred revenue	7,330	7,926

Total liabilities	15,528	20,901

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized as of December 31, 2009; none issued or outstanding as of December 31, 2009 and June 30, 2009	—	—
Common stock, $0.01 par value, 250,000,000 shares authorized as of December 31, 2009; 51,784,437 and 36,625,802 shares issued and outstanding as of December 31, 2009 and June 30, 2009, respectively	518	366
Additional paid-in-capital	113,430	57,987
Accumulated deficit	(57,881)	(49,902)
Accumulated other comprehensive income	1,483	2,860

Total stockholders’ equity	57,550	11,311

Total liabilities and stockholders’ equity	$73,078	$32,212

UNILIFE CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Revenues	$3,245	$5,822	$6,353	$8,127
Cost of sales	707	1,042	1,572	2,173

Gross profit	2,538	4,780	4,781	5,954

Operating expenses:
Research & development	287	216	686	347
Selling, general and administrative	7,517	5,241	11,259	7,663
Depreciation and amortization	776	155	1,031	299

Total operating expenses	8,580	5,612	12,976	8,309

Operating loss	(6,042)	(832)	(8,195)	(2,355)
Interest expense	14	106	61	231
Interest income	(252)	(165)	(257)	(285)
Other (income) expense, net	111	88	(20)	176

Net loss	$(5,915)	$(861)	$(7,979)	$(2,477)

Loss per share:
Basic loss per share	$(0.13)	$(0.03)	$(0.19)	$(0.07)

Diluted loss per share	$(0.13)	$(0.03)	$(0.19)	$(0.07)

UNILIFE CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Measure
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Net loss	$(5,915)	$(861)	$(7,979)	$(2,477)
Share-based compensation expense	201	2,205	771	2,298
Depreciation and amortization	776	155	1,031	299
Interest expense	14	106	61	231
Non-recurring costs associated with redomiciliation & US listing*	1,710	—	2,135	—

Adjusted net income (loss)	$(3,214)	$1,605	$(3,981)	$351

Adjusted net income (loss) per share — diluted	$(0.07)	$0.05	$(0.10)	$0.01

*	Includes legal, consulting and other professional fees incurred in connection with the Company’s redomiciliation to the United States and Nasdaq listing.